                                                              Exhibit 10.8


                      NON-INCENTIVE STOCK OPTION AGREEMENT
                      ------------------------------------


        AGREEMENT, made as of this 1ST DAY OF FEBRUARY, 1996 by and between Royce Laboratories, Inc., a Florida corporation having its principal place of business at 5350 N.W. 165th Street, Miami, Florida 33014 ("Grantor") and PHYSICIAN AND PHARMACEUTICAL SERVICES, INC., at 208 TANGLEWOOD DRIVE, BRANCHBURG, NJ 08876 ("Optionee").


                              W I T N E S S E T H:
                              - - - - - - - - - -

        WHEREAS, the Board of Directors of the Grantor desires to grant a non-qualified option to the Optionee; and

        WHEREAS, the Optionee, an independent sales representative, has been granted a non-qualified stock option as herein provided;

        NOW, THEREFORE, in consideration of the mutual premises contained herein, the Grantor hereby grants the Optionee options to purchase shares of the Grantor's common stock, $.005 par value per share (the "Common Stock"), upon the following terms and conditions:

        1.  OPTION.

        The Grantor hereby grants to the Optionee the option (the "Option") to purchase an aggregate of up to 40,000 shares of the Common Stock in accordance with the terms and conditions hereinafter set forth. The Option granted hereunder is NOT intended to qualify as an "Incentive Stock Option" within the meaning of Section 422A of the Internal Revenue Code, as amended (the "Code").

        2. OPTION PRICE.

        The Option price shall be $10.50 per share, being the fair market value of a share of Common Stock on this date. The Grantor shall pay all original issue or transfer taxes upon the exercise of the Option and all other fees and expenses necessarily incurred by the Grantor in connection therewith.

        3.  EXERCISE OF OPTION.

            (a) Optionee shall have the right to exercise the option in whole or in part, in amounts set forth below and based upon Optionee's sales of Grantor's products meeting annual minimum net sales targets ("Annual Minimum Net Sales Targets") as outlined in the letter agreement between Royce Laboratories, Inc. and Reuben Kagan. Net sales means the total of sales invoices less any and all promotional allowances, rebates, product returns, discounts, price adjustments, chargebacks and any other allowances given to customers as incentive for purchasing Grantor's products.

The Annual Minimum Net Sales Target and the related options which will vest in favor of Optionee upon reaching the Annual Minimum Net Sales Targets during any particular year of this agreement are as follows:


                                                                                        Options which vest
                                                                                          by reaching the
                                                                                        corresponding Annual
                                   Annual Minimum                                            Minimum Net
Year                              Net Sales Target                                          Sales Target
----                              ----------------                                      --------------------
2/1/96 - 12/31/96                  $ 4.6 Million                                               10,000
                                     5.6 Million                                               11,000
                                     6.6 Million                                               12,000
                                     7.6 Million                                               13,000
                                     8.6 Million                                               14,000
                                     9.6 Million                                               15,000
                                    10.6 Million                                               16,000
                                    11.6 Million                                               17,000
                                    12.6 Million                                               18,000
                                    13.6 Million                                               19,000
                                    14.6 Million and over                                      20,000


1/1/97 - 12/31/97                    7.5 Million                                               10,000
                                     8.5 Million                                               11,000
                                     9.5 Million                                               12,000
                                    10.5 Million                                               13,000
                                    11.5 Million                                               14,000
                                    12.5 Million                                               15,000
                                    13.5 Million                                               16,000
                                    14.5 Million                                               17,000
                                    15.5 Million                                               18,000
                                    16.5 Million                                               19,000
                                    17.5 Million and over                                      20,000

If Optionee does not reach the Annual Minimum Net Sales Target in any year, the options eligible to become vested during that year shall automatically be forfeited. All options vested through December 31, 1997 shall expire December 31, 1999.

        (b) The Optionee shall notify the Grantor at its principal office as to the number of shares of Common Stock which he desires to purchase under the Option herein granted, which notice shall be accompanied by payment of the price therefor as specified in Paragraph 2 above (the "Option Price"). As soon as practicable thereafter, the Grantor shall cause to be issued to Optionee certificates evidencing the shares of Common Stock purchased by the Optionee.

        (c)  Payment of the Option Price may be paid to the Grantor by either:

             (i)    cash (including check or money order); or

             (ii) the delivery of shares of Common Stock owned by Optionee and having a fair market value equal to the Option Price; or

             (iii)  a combination of cash and shares of Common Stock.

4.      TERMINATION.

        (a) If the Optionee ceases to be an independent sales representative of the Grantor by reason of the fact that he is discharged for cause, as determined solely and exclusively by the Grantor's President, all unvested rights of Optionee to exercise the Option shall terminate, lapse and be forfeited at the time of Optionee's termination.

        (b) If the Optionee ceases to be an independent sales representative by reason other than for cause, the personal representatives, heirs, distributees or the Optionee, as the case may be, shall have the right up to 12 months from the date of such event to exercise the vested Option.

        (c) Notwithstanding (a) and (b) above, the Option shall not be exercisable under any condition after the date specified in Paragraph 3(a).

5.      NON-ASSIGNABILITY OF THE OPTIONS.

        The Optionee may not assign, transfer, sell, pledge or hypothecate the Option in any way, and shall not subject the Option to levy, execution or disposition under the Bankruptcy Code of 1978, as amended, or any other state or federal law granting relief to creditors, otherwise than by will or the laws of descent and distribution; and the Option, shall be exercisable during the Optionee's lifetime only by the Optionee.

        6.      STOCK AS INVESTMENT.

        By accepting the Option, the Optionee agrees for himself, his heirs and legatees that any and all shares of Common Stock purchased hereunder shall be acquired for investment and not for distribution thereof, and upon the issuance of any or all of the shares of Common Stock subject to the Option granted hereunder, the Optionee, or his heirs or legatees receiving such shares of Common Stock, shall deliver to the Grantor a representation in writing that such shares of Common Stock are being acquired in good faith for investment and not for distribution thereof. The Grantor may place a "stop transfer" order with respect to such shares of Common Stock with its transfer agent and place an appropriate restrictive legend on the stock certificate representing such shares of Common Stock.

        Unless a registration statement is filed with the Securities and Exchange Commission covering the shares of Common Stock issuable upon exercise of the Option, sales of restricted securities may usually be made only in compliance with the terms of Rule 144, promulgated under the Securities Act of 1933, as amended (the "Act") Rule 144 requires, among other things, that the shares of Common Stock be held for at least two years after acquisition, which period commences upon exercise of the Option.

        7.      RESTRICTION ON ISSUANCE OF SHARES.

        The Grantor shall not be required to issue or deliver any certificate representing shares of its Common Stock purchased upon the exercise of the Option unless (a) the issuance of such shares of Common Stock has been registered with the Securities and Exchange Commission under the Act, or counsel to the Grantor shall have given an opinion that such registration is not required, (b) approval, to the extent required, shall have been obtained from any state regulatory body having jurisdiction thereof, and (c) permission for the listing of such shares of Common Stock shall have been given by any national securities exchange on which the Common Stock of the Grantor is, at the time of issuance, listed. If necessary, the certificate representing the shares of Common Stock issued upon the exercise of the Option may bear a restrictive legend to indicate that the Common Stock represented by such certificate was issued in a transaction which was not registered under the Act, and may be sold or transferred in a transaction that is registered under the Act or is exempt from the registration requirements of the Act.

        8.      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

        In the event of changes in the outstanding Common Stock of the Grantor by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, or exchanges of shares of Common Stock, separations, reorganizations, or liquidations, the number and class of shares as to which the Option may be exercised shall be correspondingly adjusted by the Grantor. No adjustment shall be made with respect to (i) stock dividends,
(ii) issuance of shares of common stock or derivative securities convertible into or exchangeable for shares of Common Stock, or (iii) the issuance to shareholders of the Grantor of rights to subscribe for additional shares of Common Stock.

        9.   DISSOLUTION OR LIQUIDATION.

        In the event of the dissolution or liquidation of the Grantor, the Option granted hereunder shall terminate as of a date to be fixed by the Board of Directors, provided that not less than 30 days written notice of the date so fixed shall be given to Optionee and Optionee shall have the right during such period to exercise the Option granted hereunder to the extent not previously exercised, even though the Option might not otherwise be exercisable by reason of an insufficient lapse of time. At the end of such period, any unexercised Option shall terminate and be of no further effect.

       10.   NO RIGHTS AS A SHAREHOLDER.

        The Optionee shall have no rights as a shareholder with respect to shares of Common Stock as to which the Option granted hereunder shall not have been exercised and payment made as herein provided.

       11.   EFFECT UPON STATUS.

        This Agreement does not give the Optionee any right to continued service as an independent sales representative of the Grantor.

       12.   BINDING EFFECT.

        Except as herein otherwise expressly provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors, legal representatives and assigns.

        13.     GOVERNING LAW.

        This Agreement shall be construed under the laws of the State of Florida. Headings have been included herein for convenience of reference only, and shall not be deemed a part of the Agreement.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                        ROYCE LABORATORIES, INC.


                                        By: /s/ Patrick J. McEnany
                                           --------------------------------
                                           Patrick J. McEnany, President


ACCEPTED and AGREED TO:
Physician and Pharmaceutical Services, Inc.


/s/ Reuben Kagan
-------------------------------
Reuben Kagan